As filed with the Securities and Exchange Commission on July 6, 2020

Registration No. 333-239506

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRECIPIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	3826	91-1789357
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4 Science Park

New Haven, Connecticut 06511

(203) 787-7888

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Ilan Danieli

Chief Executive Officer

Precipio, Inc.

4 Science Park

New Haven, Connecticut 06511

(203) 787-7888

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Rose

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☒
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share	$5,085,000	$660.03(3)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2) Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

(3) The Registrant previously paid $660.03 of the total registration fee in connection with the filing of Registration Statement on Form S-1 filed on June 26, 2020.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  Shares

Common Stock

PROSPECTUS

                  , 2020

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the common stock being registered. All the amounts shown are estimates except the SEC registration fee.

Total
SEC registration fee	$660
Printing and engraving expenses	1,000
Legal fees and expenses	5,000
Accounting fees and expenses	17,000
Transfer agent and registrar fees	1,000
Miscellaneous	1,000

Total	$25,660

Item 14. Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

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Section 9.1 of Article IX of the Registrant’s Third Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”), and Section 1 of Article V of the Registrant’s Amended and Restated Bylaws, as amended to date (the “Bylaws”) provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may thereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than such law permitted the Registrant to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and that such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as otherwise provided in the Certificate of Incorporate or Bylaws, as applicable, the Registrant will indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Registrant. The right to indemnification conferred by the Certificate of Incorporation and Bylaws is a contract right and includes the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); and provided, further, that, if the General Corporation Law of the State of Delaware requires it, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under the Certificate of Incorporation or Bylaws, as applicable, or otherwise (hereinafter an “undertaking”).

Section 9.2 of Article IX of the Certificate of Incorporation and Section 2 of Article V of the Bylaws provide that if a claim under Section 9.1 of Article IX of the Certificate of Incorporation or under Section 1 of Article V of the Bylaws, as applicable, is not paid in full by the Registrant within sixty (60) days after a written claim has been received by the Registrant, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim. If successful in whole or part in any such suit, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware. Likewise, in any suit by the Registrant to recover an advancement of expenses pursuant to the terms of an undertaking, the Registrant shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met such standards. Neither the failure of the Registrant (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Registrant (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right under such indemnification provisions of the Certificate of Incorporation or Bylaws, as applicable, or by the Registrant to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses shall be on the Registrant.

The Registrant has entered into indemnification agreements with each of its directors and executive officers, in addition to the indemnification provisions provided for in its charter documents, and the Registrant intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant also maintains a directors’ and officers’ liability insurance policy that insures the Registrant’s directors and officers against such liabilities as are customarily covered by such policies.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we have sold and issued the following unregistered securities.

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We issued unregistered securities in connection with the Merger as previously disclosed and included in our 10-Q filed on August 22, 2017, November 20, 2017, and 8-Ks filed on February 2, 2017 and June 30, 2017.

On January 20, 2015, the Company entered into a series of Unsecured Convertible Promissory Notes with seven accredited investors in the principal amount of $925,000. The Company also issued, to its placement agent for the notes, a convertible promissory note, upon the same terms and conditions as the notes, in an aggregate principal amount equal to 5% of the proceeds received by the Company, or $46,250. The notes are convertible into shares of the Company’s common stock. On January 13, 2017, all but one investor exercised their conversion rights relating to their respective notes, including the agent’s note, and agreed to convert an aggregate amount of $499,359 of principal and interest due under the notes and agent’s note into 925 shares of the Company’s common stock. On January 17, 2017, the non-converting investor agreed to extend the maturity date of its note pursuant to an amendment that provides for two-thirds of the outstanding principal amount of the note must be paid upon the earlier to occur of the close of the Merger with Precipio Diagnostics, LLC or June 16, 2017 (such applicable date, the “Deferred Maturity Date”).  On June 21 2017, the non-converting investor agreed to further extend the Deferred Maturity Date of the note until the earlier to occur of (1) the closing of a public offering by the Company of either common stock, convertible preferred stock or convertible preferred notes or (2) August 16, 2017. On August 31, 2017, the Company made payment of two-thirds of the then outstanding principal amount, which was more than 10 days after the Deferred Maturity Date and constituted an event of default under the terms of the Note. The non-converting investor agreed to waive the event of default under the Note and in consideration of this waiver, the Company issued the non-converting investor warrant to purchase 666 shares of the Company’s common stock, par value $0.01 per share. The balance was satisfied by the issuance to the non-converting investor of registered common shares on February 12, 2018.

On April 13, 2017, Transgenomic completed the sale of the promissory notes in the amount of $1.2 million and the issuance of warrants to acquire 2,667 shares of the Company's common stock at an exercise price of $225 per share, subject to anti-dilution protection. Aegis capital Corp. acted as placement agent for the bridge financing and received warrants to acquire 373 shares of Transgenomic common stock at an exercise price of $225.00 per share.

On October 31, 2017, the Company entered into a Debt Settlement Agreement with certain of its accounts payable creditors and in connection with the settlement, the Company agreed to issue to certain of the creditors, namely Paul Hasting LLP, Mount Sinai, Montefiore Medical Center and Allergan Sales LLC, warrants to purchase approximately 7,207 shares of the Company’s common stock at an exercise price of $112.50 per share. The warrants are exercisable on the date of issuance and will expire five years from the date of issuance.

On April 20, 2018, the Company entered into a securities purchase agreement (the “Debt Financing Agreement“) with Osher Capital Partners LLC, M2B Funding Corp and Alpha Capital Anstalt pursuant to which the Company issued up to approximately $3,296,703 in 8% Senior Secured Convertible Promissory Notes with 100% common stock warrant coverage. The transaction consists of unregistered 8% Senior Secured Convertible Notes bearing interest at a rate of 8.00% annually and an original issue discount of 9%. The initial notes were convertible at a price of $7.50 per share, provided that if the note is not repaid within 180 days, the conversion price shall be adjusted to 80% of the lowest volume weighted average price during the prior 10 days, subject to a minimum conversion price of $4.50 per share. The transaction consisted of multiple drawdowns between April 20, 2018 and September 20, 2018. In aggregate, the closings provided the Company with $3,000,000 of gross proceeds for the issuance of notes with an aggregate principal of $3,296,703. The notes are payable by the Company on the earlier of (i) the one year anniversary of each note’s closing date or (ii) upon the closing of a qualified offering, namely the Company raising gross proceeds of at least $7,000,000.

On September 7, 2018, we issued the 40,000 Commitment Shares to Lincoln Park, as further discussed herein. The Commitment Shares were issued to Lincoln Park in accordance with the terms of the Purchase Agreement.

On November 29, 2018, we entered into an amendment and restatement agreement (the “Amendment Agreement”) amending and restating the terms of the Debt Financing Agreement. The Amendment Agreement provided for the issuance of up to $1,318,681 of additional notes together with applicable warrants, in one or more tranches, on substantially the same terms and conditions as the notes and warrants granted in connection with the Debt Financing Agreement, subject to certain adjustments to their terms. For the notes issued under the Debt Financing Agreement as well as the notes issued pursuant to the Amendment Agreement, the conversion price in effect on any conversion date has been amended so that it shall be equal to the greater of $3.75 or $0.75 above the closing bid price of our common stock on the date prior to the original issue date. In the event the notes are not paid in full prior to 180 days after the original issue date, the conversion price shall be equal to 80% of the lowest VWAP in the 10 trading days prior to the date of the notice of conversion, but in no event below the floor price of $2.25. In aggregate, the notes issued under the Amendment Agreement provided the Company with $1,100,000 of gross proceeds for the issuance of Notes with an aggregate principal of $1,208,791 and the Company issued to the investors 300,115 warrants to purchase shares of common stock of the Company with an exercise price of $5.40 and a five-year term.

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On September 17, 2018, October 23, 2018 and November 7, 2018 we entered into an Exchange Agreements (the “Exchange Agreements”) with three institutional investors pursuant to which we agreed to issue promissory notes, due January 1, 2021 in exchange for amounts owed to certain vendors pursuant to certain debt settlement agreements, dated October 31, 2017. The Exchange was being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended. Under the Exchange Agreements, we exchanged up to an aggregate principal amount of $3,165,903 due under the debt settlement agreements for convertible notes totaling $2,765,568. Pursuant to the terms of the notes, we shall pay to the noteholders the aggregate principal amount of the notes in eighteen (18) equal installments beginning on August 1, 2019 and ending on January 1, 2021. In accordance with the terms of the notes, the noteholders shall have the right, to convert at the then applicable conversion price any amount of the notes up to $300,000 on any given trading day, with a maximum conversion amount up to $500,000 during a period of five (5) trading days. The conversion price shall be the lesser of (i) the average volume average weighted price for the five trading days prior to the date of conversion multiplied by 1.65 and (ii) $15.00.

On March 12, 2018, we entered into a settlement agreement (the “Crede Agreement”) with Crede Capital Group LLC (“Crede”) pursuant to which we agreed to pay to Crede a total sum of $1.925 million (the “Settlement Amount”) over a period of 16 months payable in a combination of cash and stock in accordance with terms contained in the Crede Agreement. On January 15, 2019, we entered into an amendment and restatement agreement with Crede (the “Crede Amendment”), in order to enable us to provide Crede with an alternative means of payment of the Settlement Amount, which was $1.45 million on the date of the Crede Amendment, by issuing to Crede a convertible note in the amount of $1,450,000 (the “Crede Note”). The Crede Note was issued on January 15, 2019, as amended and restated on January 28, 2019, and is payable by the Company on the earlier of (i) the two year anniversary after the original issuance date or (ii) upon the closing of a qualified offering, namely the Company raising gross proceeds of at least $4,000,000.

On January 29, 2019, we entered into a settlement agreement with Leviston (the “Leviston Agreement”), at which time we issued to Leviston a convertible note in the amount of $700,000 (the “Leviston Note”). The Leviston Note is payable by the Company (i) in fourteen equal monthly installments commencing on the earlier to occur of (x) the last day of the month upon which a registration statement to be filed by the Company covering the resale of the shares of common stock underlying the Note is declared effective by the Securities and Exchange Commission and (y) the six month anniversary of the date of issuance, (ii) upon the closing of a qualified offering, namely the Company raising gross proceeds of at least $4,000,000 or (iii) such earlier date as the Leviston Note is required or permitted to be repaid as provided by the terms of the Leviston Note. The Company, at its option, may redeem some or all of the then outstanding principal amount of the Leviston Note for cash. The conversion price of the Leviston Note in effect on any Conversion Date shall equal the VWAP of the Common Stock on the date of Conversion Date.

On April 16, 2019, the Company entered into an amendment and restatement agreement (“Amendment No.2 Agreement”) amending and restating the terms of the Securities Purchase Agreement dated April 20, 2018 (as first amended pursuant to the Amendment Agreement dated November 29, 2018). The Amendment No. 2 Agreement provided the Company with approximately $900,000 of gross proceeds for the issuance of notes with an aggregate principal of approximately $989,011 (the “April 2019 Bridge Notes”) together with applicable warrants, with substantially the same terms and conditions as the previously issued bridge notes and related warrants. In connection with the April 2019 Bridge Note issuances, the Company issued to the investors 147,472 warrants to purchase shares of common stock of the Company with a five year term and exercise price of $5.40. The April 2019 Bridge Notes were issued to investors that previously participated in the April 20, 2018 Securities Purchase Agreement. Pursuant to the Amendment No.2 Agreement, the warrants issued pursuant to the Securities Purchase Agreement dated April 20, 2018 (as amended from time to time) were amended such that the exercise price of such warrants was amended from $7.50 to $5.40 and any warrant that had a one-year term was amended to have a five-year term.

On May 14, 2019, the Company entered into a Securities Purchase Agreement pursuant to which the Company was provided with approximately $1,000,000 of gross proceeds for the issuance of notes with an aggregate principal of approximately $1,098,901 (the “May 2019 Bridge Notes”) together with applicable warrants, with substantially the same terms and conditions as the previously issued bridge notes and related warrants that were issued in connection with the Securities Purchase Agreement dated April 20, 2018 (as amended from time to time). In connection with the May 2019 Bridge Note issuances, the Company issued to the investors 154,343 warrants to purchase shares of common stock of the Company with a five year term and exercise price of $9.56. The May 2019 Bridge Notes were issued to investors that previously participated in the Securities Purchase Agreement dated April 20, 2018.

Unless otherwise stated above, the issuance of the above securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On March 26, 2020, the Company entered into an amendment agreement (the “March 2020 Amendment”) amending the terms of that certain Amendment No. 2 Agreement dated April 16, 2019 and the securities purchase agreement dated May 14, 2019. As a result of the March 2020 amendment, (i) the maturity date of the April 2019 Bridge Notes and the May 2019 Bridge Notes was extended three months from April 16, 2020 to July 16, 2020, (ii) the floor price at which conversions may occur under the April 2019 Bridge Notes and the May 2019 Bridge Notes was amended from $2.25 to $0.40, and (iii) guaranteed interest on the April 2019 Bridge Notes and the May 2019 Bridge Notes was amended from twelve months to eighteen months.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b) Financial Statement Schedule.

None.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes that:

(a) The Registrant will provide to the underwriter at the closing as specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(c) For the purpose of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 6th day of July, 2020.

PRECIPIO, INC.

By:	/s/ Ilan Danieli

Ilan Danieli
Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Ilan Danieli and Carl Iberger, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney in fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post effective amendments and amendments thereto, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys in fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 6th day of July, 2020.

Signature	Title	Date

/s/ Ilan Danieli	Chief Executive Officer and Director (Principal	July 6, 2020
Ilan Danieli	Executive Officer)

/s/ Carl Iberger	Chief Financial Officer (Principal Financial	July 6, 2020
Carl Iberger	Officer and Principal Accounting Officer)

/s/ Douglas Fisher, M.D.	Chairman of the Board of Directors	July 6, 2020
Douglas Fisher, M.D.

/s/ Kathleen LaPorte	Director	July 6, 2020
Kathleen LaPorte

/s/ Mark Rimer	Director	July 6, 2020
Mark Rimer

/s/ Richard Sandberg	Director	July 6, 2020
Richard Sandberg

/s/ Jeffrey Cossman, M.D.	Director	July 6, 2020
Jeffrey Cossman, M.D.

/s/ David Cohen	Director	July 6, 2020
David Cohen

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EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated October 12, 2016 by and among Transgenomic, Inc., New Haven Labs Inc. and Precipio Diagnostics, LLC (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on October 13, 2016).
2.2	First Amendment to Agreement and Plan of Merger, dated as of February 3, 2017 by and among Transgenomic, Inc., New Haven Labs Inc. and Precipio Diagnostics, LLC (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on February 2, 2017).
2.3	Second Amendment to Agreement and Plan of Merger, dated as of June 27, 2017 by and among Transgenomic, Inc., New Haven Labs Inc. and Precipio Diagnostics, LLC (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on June 30, 2017).
3.1	Third Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Company’s 8-K filed on June 30, 2017).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K filed on June 30, 2017).
3.3	Certificate of Elimination (incorporated by reference to Exhibit 3.3 of the Company’s Form 8-K filed on June 30, 2017).
3.4	Certificate of Designation for Series B Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on August 31, 2017).
3.5	Certificate of Designation for Series C Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on November 6, 2017).
3.6	Certificate of Amendment to Third Amended and Restated Certificate of Incorporation dated April 25, 2019 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on April 26, 2019).
4.1	Form of Certificate of the Company’s Common Stock (incorporated by reference to Exhibit 4 of the Company’s Registration Statement on Form S-1 (Registration No. 333-32174) filed on March 10, 2000).
4.2	Form of Offering Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on August 23, 2017).
4.3	Form of Underwriter Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Form 8-K filed on August 23, 2017).
4.4	Form of Conversion Warrant (incorporated by reference to Exhibit 4.3 of the Company’s Form 8-K filed on August 23, 2017).
4.5	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on November 6, 2017).
4.6	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on November 13, 2017).
5.1	Opinion Sichenzia Ross Ference LLP
10.1	License Agreement between the Company and Dana-Farber Cancer Institute dated October 8, 2009 (incorporated by reference to Exhibit 10.1 of the Company’s Form 10-Q filed on November 5, 2009).
10.2	Waiver Letter Agreement by and among the Company, Potomac Capital Partners, L.P., MAZ Partners, LP, David Wambeke and Craig-Hallum Capital Group, LLC dated as of January 10, 2017 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on January 17, 2017).
10.3	First Amendment to Unsecured Convertible Promissory Note by and among the Company and MAZ Partners LP, dated as of January 17, 2017 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on January 20, 2017).
10.4	Termination and Tenth Amendment to Loan and Security Agreement, dated as of February 3, 2017, by and among Third Security Senior Staff 2008 LLC, as administrative agent and a lender, the other lenders party thereto and the Company (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on February 2, 2017).
10.5	Promissory Note, dated February 2, 2017 between the Company and Precipio Diagnostics, LLC (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on February 3, 2017).
10.6	Securities Purchase Agreement, dated as of April 13, 2017 by and between the Company and the investors set forth on Schedule A attached thereto (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on April 17, 2017).
10.7	Form of Promissory Note, issued by the Company to certain investors, dated as of April 13, 2017 (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on April 17, 2017).
10.8	Form of Warrant to Purchase Common Stock, issued by the Company to certain investors, dated as of April 13, 2017 (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on April 17, 2017).
10.9	Precipio Diagnostics, LLC Subordinated Promissory Note, issued by Precipio to the Company, dated as of April 13, 2017 (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K filed on April 17, 2017).
10.10	Subordination Agreement, dated as of April 13, 2017, by and between the Company and Webster Bank, National Association (incorporated by reference to Exhibit 10.5 of the Company’s Form 8-K filed on April 17, 2017).
10.11	Side Letter to extend Maturity Date of Unsecured Convertible Promissory Note by and between the Company and MAZ Partners LP, dated as of June 21, 2017 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on June 27, 2017).
10.12†	Amended and Restated 2017 Stock Option and Incentive Plan (incorporated by reference to Annex D of the Company’s Definitive Proxy Statement on Schedule 14A filed on December 29, 2017).
10.13†	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on June 28, 2017).
10.14†	Form of Non-Qualified Stock Option Agreement for Company Employees (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on June 28, 2017).
10.15†	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K filed on June 28, 2017).
10.16	Securities Purchase Agreement with the Private Placement Purchasers (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on June 30, 2017).
10.17	Investors’ Rights Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on June 30, 2017).
10.18	Exchange Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on June 30, 2017).
10.19	New Bridge Securities Purchase Agreement (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K filed on June 30, 2017).

10.20	Form of New Bridge Promissory Note (incorporated by reference to Exhibit 10.5 of the Company’s Form 8-K filed on June 30, 2017).
10.21	Form of New Bridge Warrant (incorporated by reference to Exhibit 10.6 of the Company’s Form 8-K filed on June 30, 2017).
10.22	Form of Side Warrant (incorporated by reference to Exhibit 10.7 of the Company’s Form 8-K filed on June 30, 2017).
10.23#	Amended and Restated Pathology Services Agreement, dated March 21, 2017, by and between the Company and Yale University (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K/A filed on July 31, 2017).
10.24	Lease, dated July 11, 2017, by and between the Company and Science Park Development Corporation (incorporated by reference to Exhibit 10.2 of the Company’s Form 8K/A filed on July 31, 2017).
10.25	Underwriting Agreement, dated August 22, 2017, by and among the Company and the underwriters party thereto (incorporated by reference to Exhibit 1.1 of the Company’s Form 8-K filed on August 23, 2017).
10.26	Placement Agency Agreement, dated as of November 2, 2017, by and between Precipio, Inc. and Aegis Capital Corp. (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on November 3, 2017).
10.27	Debt Settlement Agreement, dated October 31, 2017, by and among Precipio, Inc., the Creditors and Collateral Services, LLC (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on November 6, 2017).
10.28	Security Agreement, dated October 31, 2017, by and between Precipio, Inc. and Collateral Services LLC, in its capacity as collateral agent for the Vendors (as defined therein) (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on November 6, 2017).
10.29	Amendment, dated November 9, 2017, to Placement Agency Agreement, dated November 2, 2017, by and between Precipio, Inc. and Aegis Capital Corp. (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on November 13, 2017).
10.30	Form of 8% Senior Secured Convertible Promissory Note (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on April 23, 2018).
10.31	Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on April 23, 2018).
10.32	Form of Security Agreement by and among the Company and the investors named therein, dated April 20, 2018 (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on April 23, 2018).
10.33	Securities Purchase Agreement by and among the Company and the Purchasers named therein, dated April 20, 2018 (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K filed on April 23, 2018).
10.34	Employment Agreement dated August 7, 2018 between the Company and Ilan Danieli (incorporated by reference to Exhibit 10.1(a) to the Company’s Form 8-K filed on August 9, 2018).
10.35	Employment Agreement dated August 7, 2018 between the Company and Carl Iberger (incorporated by reference to Exhibit 10.1(b) to the Company’s Form 8-K filed on August 9, 2018).
10.36	Employment Agreement dated August 7, 2018 between the Company and Ahmed Zaki Sabet (incorporated by reference to Exhibit 10.1(c) to the Company’s Form 8-K filed on August 9, 2018).
10.37	Employment Agreement dated August 7, 2018 between the Company and Stephen Miller (incorporated by reference to Exhibit 10.1(d) to the Company’s Form 8-K filed on August 9, 2018).
10.38	Employment Agreement dated August 7, 2018 between the Company and Ayman Mohamed (incorporated by reference to Exhibit 10.1(e) to the Company’s Form 8-K filed on August 9, 2018).
10.39	Purchase Agreement by and among the Company and Lincoln Park Capital Fund LLC dated September 7, 2018 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on September 13, 2018).
10.40	Registration Rights Agreement, dated September 7, 2018, by and between Precipio, Inc. and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on September 13, 2018).
10.41	Exchange Agreement by and among the Company and the Purchasers named therein dated September 17, 2018 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on September 20, 2018).
10.42	Form of Promissory Note (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on September 20, 2018).
10.43	Form of Letter Agreement by and among the Company and the Investors named therein (incorporated by reference to Exhibit 10.1 of the Company’s form 8-K filed on September 25, 2018).
10.44	Amendment Agreement by and among the Company and the Purchasers named therein, dated November 29, 2018 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on December 3, 2018).
10.45	Form of 8% Senior Secured Convertible Promissory Note (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on December 3, 2018).
10.46	Form of Letter Agreement regarding repricing of warrants (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on December 3, 2018).
10.47	Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K filed on December 3, 2018).
10.48	Amendment and Restated Agreement dated January 15, 2019 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on January 22, 2019
10.49	Form of Convertible Note (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on January 30, 2019). Settlement Agreement dated January 29, 2019 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on January 30, 2019).
10.50	Amendment No. 2 Agreement by and among the Company and the Purchasers named therein, dated April 16, 2019 (incorporated by reference to Exhibit 10.43 of the Company’s Form 10-K filed on April 16, 2019).
10.51	Form of 8% Senior Secured Convertible Promissory Note relating to Amendment No. 2 Agreement (incorporated by reference to Exhibit 10.44 of the Company’s Form 10-K filed on April 16, 2019).
10.52	Form of Warrant to Purchase Common Stock relating to Amendment No. 2 Agreement (incorporated by reference to Exhibit 10.45 of the Company’s Form 10-K filed on April 16, 2019).

10.53	Form of 8% Senior Secured Convertible Promissory Note, dated May 14, 2019 (incorporated by reference to Exhibit 10.1 of the Company’s Form 10-Q filed on May 16, 2019).
10.54	Form of Warrant to Purchase Common Stock dated May 14, 2019 (incorporated by reference to Exhibit 10.2 of the Company’s Form 10-Q filed on May 16, 2019).
10.55	Form of Security Agreement by and among the Company and the investors named therein, dated May 14, 2019 (incorporated by reference to Exhibit 10.3 of the Company’s Form 10-Q filed on May 16, 2019).
10.56	Form of Securities Purchase Agreement by and among the Company and the Purchasers named therein, dated May 14, 2019. (incorporated by reference to Exhibit 10.4 of the Company’s Form 10-Q filed on May 16, 2019).
21.1	Subsidiaries of the Company.
23.1	Consent of Marcum LLP.
23.2	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on signature page)

*	This certification is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Registrant specifically incorporates it by reference.

#	Confidential treatment has been requested or granted for certain information contained in this exhibit. Such information has been omitted and filed separately with the Securities and Exchange Commission.

†	Indicates a management contract or any compensatory plan, contract or arrangement.